Exhibit 99.1

Quotient Technology Inc. Announces Third Quarter 2022 Results

Third Quarter 2022

  Quarterly revenue grew 2% sequentially. Promotions revenue grew well ahead of the market, up 5% sequentially and driven by the company’s programmatic platform and broad network
  GAAP net loss of $7.2M, down $36.2M sequentially primarily due to reduced operating expenses
  Adjusted EBITDA of $10.0M, achieving the high end of guidance due to strategic focus on delivering higher margin technology solutions to customers
  New capital structure anchored by binding commitments to raise $105M enable company to retire convertible debt with no shareholder dilution

SALT LAKE CITY--(BUSINESS WIRE)--November 8, 2022--Quotient Technology Inc. (NYSE: QUOT), a leading digital media and promotions technology company, today reported financial results for the third quarter ended September 30, 2022.

“We were pleased with the outperformance of our promotions business in the quarter as we increased revenue in the category five percent sequentially versus a broader market decline. We believe this is a clear proof point that we are winning market share,” said Matt Krepsik, Quotient CEO. “We are also proud of our ability to deliver adjusted EBITDA of $10.0 million and near breakeven operating cash flow. This was driven by the optimization of our cost structure, as well as our focus on higher value products that position us as the technology platform and network to enable delivery of digital promotions to the retail and CPG industries and consumers.

“In addition to our operating achievements, we entered into binding commitments for a $55 million term loan and a $50 million revolving credit facility. This strengthening of our capital structure puts us on the path to retiring our outstanding convertible debt with no dilution to our shareholders.”

Quotient Secures $105 Million Non-Dilutive Debt Financing

As announced in a press release today, Quotient entered into a commitment letter with PNC Bank, N.A. (“PNC”), pursuant to which PNC, subject to terms and conditions stated in the letter, has committed to provide the Company with a senior secured asset-based revolving credit facility in an initial aggregate principal amount of $50 million. Quotient also entered into a commitment letter with Blue Torch Capital, LP (“Blue Torch”), under which Blue Torch subject to terms and conditions stated in the letter, has committed to provide Quotient with a senior secured term loan facility in an aggregate principal amount up to $55 million. Additional details regarding the financing facilities will be available in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission.

Business Transformation and Cost Structure Optimization

Quotient is shifting its business model from a managed services company and outsourced agency for retailers, to a higher margin provider of technology platform for its partners. In order to better align the Company as a consumer promotions network and retail media technology platform, Quotient has enhanced its operational efficiencies and reduced overhead. As previously announced, on July 12, 2022, Quotient initiated a workforce reduction plan in connection with its ongoing business transformation efforts. As a result, the Company has achieved approximately $20 million in run-rate cost savings. In addition, the Company expects to realize approximately $30 million of additional run-rate cost adjustments, as Quotient continues to seek opportunities to increase its efficiencies in a manner that are more in line with a technology platform.

Third Quarter 2022 Financial Highlights

	GAAP Results ($ millions)			Non-GAAP Results ($ millions)
	Q3 2022	Q2 2022	Sequential Growth Rate (%)	Q3 2022	Q2 2022	Sequential Growth Rate (%)

Net Revenues	70.3	69.3	2%	70.3	69.3	2%
Gross Profit	33.6	32.0	5%	36.4	36.2	1%
Operating (Loss) Profit	(7.7)	(39.4)	81%	7.6	(3.4)	324%
Net (Loss) Income	(7.2)	(43.4)	83%	4.6	(3.8)	219%

Adjusted EBITDA	N/A	N/A		10.0	(1.3)	890%

Gross Margin %	48%	46%		52%	52%
Adjusted EBITDA %	N/A	N/A		14%	(2)%

Financial Outlook

Quotient is providing guidance for its fourth quarter and full year 2022 as follows:

Quotient's guidance for the fourth quarter 2022:

  Revenue: $76 million to $91 million
  Non-GAAP Gross Profit: $42 million to $55 million
  Adjusted EBITDA: $13 million to $18 million
  Operating Cash Flow: $6 million to $11 million

Quotient's guidance for the full year 2022:

  Revenue: $295 million to $310 million
  Non-GAAP Gross Profit: $147 million to $160 million
  Adjusted EBITDA: $15 million to $20 million
  Operating Cash Flow: $0 million to $5 million

Call Information

The Company has posted an earnings presentation on the Investor Relations section of the Company’s website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT.

To access the call, we encourage you to pre-register to eliminate long wait times using this link: Quotient Q3 2022 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. You may also access the call and register with a live operator by dialing 1 (844) 200 6205, or +1 (929) 526 1599 for outside the U.S. You will be able to access the call by using code 148134. We suggest registering for call at least 15 minutes prior to the 2:00 p.m. PDT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the Securities and Exchange Commission (SEC). To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with non-GAAP Gross Profit, non-GAAP Gross Margin, Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP Operating Expenses, each a non-GAAP financial measure. Quotient believes that these non-GAAP measures provide investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expenses in calculating these metrics can provide useful measures for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines non-GAAP Gross Profit as revenue less cost of revenues adjusted for stock-based compensation, amortization of acquired intangible assets, impairment of certain intangible assets, impairment of long-lived and right-of-use assets, and restructuring charges, and non-GAAP Gross Margin as non-GAAP Gross Profit divided by Revenue.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, impairment of certain intangible assets, certain acquisition-related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, litigation settlements, and restructuring charges. In addition, Quotient defines Adjusted EBITDA margin as the ratio of Adjusted EBITDA and revenues; and non-GAAP operating expenses as operating expenses adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring charges, acquisition related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, and litigation settlements.

Quotient excludes certain GAAP items from these measures because it believes these items are not indicative of ordinary results of operations and do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of Quotient's current or past operating performance.

There are a number of limitations related to the use of these non-GAAP financial measures. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant GAAP financial measures.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, the non-GAAP financial measures used in this press release should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin”, "Reconciliation of Gross Profit to Non-GAAP Gross Profit", "Reconciliation of Operating Expenses to Non-GAAP Operating Expenses" and “Reconciliation of Gross Profit to Non-GAAP Gross Profit (Forecasted)” included in this press release.

A reconciliation of the Adjusted EBITDA guidance metrics, which are non-GAAP guidance measures, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain (income) expense items that are excluded in calculating Adjusted EBITDA.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include; the Company’s outperformance in the current quarter in its promotions business, on a sequential quarter basis versus a broader market decline, as being a clear proof point of the Company’s gain in promotions business market share; the Company’s focus on its higher value products as positioning the Company as the technology platform and network to enable delivery of digital promotions to the retail and CPG industries and consumers; the Company’s strengthening of its capital structure as putting the Company on the path to retiring its outstanding convertible debt with no dilution to its shareholders; the Company expecting to realize approximately $30 million of additional run-rate cost adjustments; the Company continuing to seek opportunities to increase its efficiencies in a manner that are more in line with a technology platform; and the future financial performance of Quotient including estimates for the fourth quarter of 2022 and the full fiscal year 2022. Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s strategies relating to the growth of its platforms and its business, including pricing strategies; the Company’s expectations regarding the shift to digital promotions and advertising from off-line channels, and the size of the addressable market for the solutions the Company offers; the Company’s ability to adapt to CPGs and retailer's changes in marketing goals, strategies and budgets and the timing of their spending on media and promotions solutions; the rate at which transitions in the Company’s business model will occur and the expected benefits to advertisers and retail partners; the Company’s ability to successfully and timely implement changes in its business model, including transitioning the pricing of promotions offerings from cost-per-acquisition to duration-based pricing and increasing the proportion of self-service and automated solutions on the Company’s platforms; the Company’s ability to maintain and grow the size of its targetable audience; the Company’s ability to expand the use of its media and promotions offerings by consumers; the Company’s ability to innovate its consumer solutions and experiences to retain and grow its consumer base; including through its Shopmium offering which has been an ongoing offering in Europe and was recently launched in the U.S.; the Company’s ability to increase revenues from CPGs already on its platforms, as well as expand its CPG base of customers; the Company’s ability to increase the number of smaller CPG advertisers that use, or desire to use, the Company’s solutions; the extent of, and duration of, the reduction in overall advertising spend by advertisers in reaction to rising inflation, supply chain disruption, and economic uncertainty, and especially advertising spend reductions relating to the food vertical which comprises a significant portion of the Company's media and promotional revenue; the Company’s ability to maintain and grow retailers in its network, increase the number of marketing distribution partners in its network, and expand its network with new verticals; the evolution of retail media networks as well as how CPGs leverage such networks; retailers increasingly bringing retail media and shopper programs in house and the Company's ability to adapt to this evolution of retail media, and to maintain and grow retailer support for its platforms and solutions; the Company’s ability to expand the number, variety, quality, and relevance of promotions available on the Company’s platforms and through its network; the Company’s ability to grow its digital promotions business by increasing the reach of its promotions platforms, and the Company’s ability to successfully execute and expand its promotions solutions into areas such as national promotions and national rebates; and the Company’s ability to demonstrate the value of its platforms through trusted measurement metrics; the impacts of the ongoing COVID-19 pandemic, which may continue to impact the Company's business, plans and results of operations, as well as the value of the Company's common stock; the persistence of adverse changes in economic conditions such as a rise in inflation and inflationary expectations, whether as a result of the COVID-19 pandemic or otherwise, that can significantly harm demand for the Company’s marketing solutions and make it more challenging to forecast its operating results; resolution of the Company’s leveraged financial situation, including a potential repayment or refinancing of the Company’s $200 million convertible note debt obligation due December 1, 2022 as a result of the Company binding letter commitments with two lenders to raise $105 million through a $50 million revolving credit line and a $55 million term loan; and other factors identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on March 1, 2022, its Form 10-K/A Amendment No. 1 filed with the SEC on April 29, 2022, its Report on Form 10-Q filed with the SEC on May 5, 2022, its Report on Form 10-Q filed with the SEC on August 9, 2022, and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology (NYSE: QUOT) is a leading digital media and promotions technology company for advertisers, retailers and consumers. Quotient's omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers, publishers and retailers, including Clorox, Procter & Gamble, General Mills, Unilever, CVS, Dollar General, Peapod Digital Labs, a company of Ahold Delhaize USA, Amazon and Microsoft. Quotient is headquartered in Salt Lake City, Utah, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	208,394	237,417
Accounts receivable, net	96,058	177,216
Prepaid expenses and other current assets	20,400	19,312
Total current assets	324,852	433,945
Property and equipment, net	26,364	22,660
Operating lease right-of-use-assets	15,353	23,874
Intangible assets, net	5,461	13,003
Goodwill	128,427	128,427
Other assets	11,597	13,571
Total assets	$512,054	$635,480
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,796	$18,021
Accrued compensation and benefits	10,994	20,223
Other current liabilities	62,014	95,279
Deferred revenues	17,561	26,778
Contingent consideration related to acquisitions	—	22,275
Convertible senior notes, net	199,844	188,786
Total current liabilities	314,209	371,362
Operating lease liabilities	22,597	26,903
Other non-current liabilities	472	522
Deferred tax liabilities	1,991	1,991
Total liabilities	339,269	400,778

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	708,297	731,672
Accumulated other comprehensive loss	(1,543)	(1,099)
Accumulated deficit	(533,970)	(495,872)
Total stockholders’ equity	172,785	234,702
Total liabilities and stockholders’ equity	$512,054	$635,480

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$70,336	$135,884	$218,043	$375,080
Cost of revenues (1)	36,765	86,535	123,110	240,680
Gross profit	33,571	49,349	94,933	134,400
Operating Expenses:
Sales and marketing (1)	19,939	29,401	63,334	85,233
Research and development (1)	4,899	11,074	21,727	34,541
General and administrative (1)	16,401	12,244	81,978	40,086
Change in fair value of contingent consideration	—	245	—	772
Total operating expenses	41,239	52,964	167,039	160,632
Loss from operations	(7,668)	(3,615)	(72,106)	(26,232)
Interest expense	(1,837)	(3,809)	(4,170)	(11,306)
Other income (expense), net	200	(96)	(181)	(130)
Loss before income taxes	(9,305)	(7,520)	(76,457)	(37,668)
Provision for (benefit from) income taxes	(2,138)	323	374	790
Net loss	$(7,167)	$(7,843)	$(76,831)	$(38,458)

Net loss per share, basic and diluted	$(0.07)	$(0.08)	$(0.80)	$(0.41)

Weighted-average shares used to compute net loss per share, basic and diluted	96,389	94,133	95,567	93,408

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenues	$442	$525	$1,474	$1,349
Sales and marketing	777	1,411	2,480	3,847
Research and development	411	1,076	2,052	3,025
General and administrative	3,350	1,678	21,843	8,853
Total stock-based compensation	$4,980	$4,690	$27,849	$17,074

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(76,831)	$(38,458)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	14,028	24,425
Stock-based compensation	27,849	17,074
Impairment of long-lived and right-of-use assets	11,448	—
Impairment of intangible assets	—	9,086
Amortization of debt discount and issuance cost	823	8,655
Allowance (recovery) for credit losses	(1,412)	115
Deferred income taxes	—	790
Change in fair value of contingent consideration	—	772
Other non-cash expenses	5,060	3,236
Changes in operating assets and liabilities:
Accounts receivable	82,570	(18,871)
Prepaid expenses and other assets	(1,941)	3,264
Accounts payable and other liabilities	(30,525)	7,952
Payments for contingent consideration and bonuses	(19,008)	(2,901)
Accrued compensation and benefits	(9,332)	5,445
Deferred revenues	(9,217)	9,127
Net cash (used in) provided by operating activities	(6,488)	29,711

Cash flows from investing activities:
Purchases of property and equipment	(14,216)	(10,773)
Net cash used in investing activities	(14,216)	(10,773)

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	824	14,794
Payments for taxes related to net share settlement of equity awards	(3,759)	(5,286)
Payments for debt issuance costs	(33)	—
Principal payments on promissory note and finance lease obligations	(106)	(169)
Payments for contingent consideration	(5,686)	(6,121)
Net cash (used in) provided by financing activities	(8,760)	3,218
Effect of exchange rates on cash and cash equivalents	441	37
Net (decrease) increase in cash and cash equivalents	(29,023)	22,193
Cash and cash equivalents at beginning of period	237,417	222,752
Cash and cash equivalents at end of period	$208,394	$244,945

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	$	%	$	%	$	%	$	%
Net Loss ($) / Loss Margin (%) (2)	$(7,167)	(10%)	$(7,843)	(6%)	$(76,831)	(35%)	$(38,458)	(10%)
Adjustments:
Stock-based compensation	4,980	7%	4,690	3%	27,849	13%	17,074	5%
Depreciation and amortization	4,797	7%	7,287	6%	14,028	6%	24,425	7%
Other (1)	7,919	11%	8,720	7%	31,889	15%	12,453	3%
Change in fair value of contingent consideration	—	—	245	—	—	—	772	—
Interest expense	1,837	2%	3,809	3%	4,170	2%	11,306	3%
Other (income) expense, net	(200)	—	96	—	181	—	130	—
Provision for (benefit from) income taxes	(2,138)	(3%)	323	—	374	—	790	—

Total adjustments	$17,195	24%	$25,170	19%	$78,491	36%	$66,950	18%

Adjusted EBITDA ($) / Adjusted EBITDA Margin (%) (2)	$10,028	14%	$17,327	13%	$1,660	1%	$28,492	8%

(1) For the three and nine months ended September 30, 2022, Other includes a charge of zero and $11.4 million, respectively, related to the impairment of certain long-lived and right-of-use assets; $5.0 million and $9.8 million, respectively, related to litigation settlements; $2.8 million and $5.5 million, respectively, related to restructuring charges and $0.1 million and $5.2 million, respectively, related to shareholder activism response costs. For the three and nine months ended September 30, 2021, Other includes a charge of $6.5 million and $9.1 million, respectively, related to the impairment of certain intangible assets due to the circumstances surrounding the termination of our partnership with Albertsons, as well as restructuring charges of $1.8 million and $2.0 million, respectively, and acquisition related costs of $0.4 million and $1.3 million, respectively.

(2) Profit (Loss) Margin and Adjusted EBITDA Margin is the ratio of Profit (Loss) to Revenues and Adjusted EBITDA to Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Q3 FY 21	Q4 FY 21	Q1 FY 22	Q2 FY 22	Q3 FY 22
Net loss	$(7,843)	$(7,110)	$(26,306)	$(43,358)	$(7,167)
Adjustments:
Stock-based compensation	4,690	5,738	5,742	17,127	4,980
Depreciation and amortization	7,287	5,039	4,561	4,670	4,797
Other (1)	8,720	1,980	7,621	16,349	7,919
Change in fair value of contingent consideration	245	620	—	—	—
Interest expense	3,809	3,871	1,154	1,179	1,837
Other (income) expense, net	96	80	(36)	417	(200)
Provision for (benefit from) income taxes	323	2,841	166	2,346	(2,138)

Total adjustments	$25,170	$20,169	$19,208	$42,088	$17,195

Adjusted EBITDA (1)	$17,327	$13,059	$(7,098)	$(1,270)	$10,028

Adjusted EBITDA Margin (2)	13%	9%	(9%)	(2%)	14%

(1) Adjusted EBITDA, a non-GAAP financial measure, is net loss adjusted for stock-based compensation, depreciation and amortization, change in fair value of contingent consideration, interest expense, other (income) expense, net, provision for (benefit from) income taxes, and other, which includes: a charge of $6.5 million related to the impairment of certain intangible assets, restructuring charges of $1.8 million, and acquisition related costs of $0.4 million during Q3 FY21; shareholder activism response costs of $0.9 million, restructuring charges of $0.7 million, and acquisition related costs of $0.4 million during Q4 FY21; charge of $6.1 million related to the impairment of certain long-lived and right-of-use assets, $1.4 million related to shareholder activism response costs, and $0.1 million related to acquisition related charges during Q1 FY22; charge of $4.8 million related to litigation settlements; $5.3 million related to the impairment of certain long-lived and right-of-use assets, $3.7 million related to shareholder activism response costs, and restructuring charges of $2.6 million during Q2 FY22; charge of $5.0 million related to litigation settlements, $2.8 million related to restructuring charges, and $0.1 million related to shareholder activism response costs during Q3 FY22.

(2) Adjusted EBITDA margin is the ratio of Adjusted EBITDA and Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT
(Unaudited, in thousands)

	Q3 FY 21	Q2 FY 22	Q3 FY 22
Revenues	$135,884	$69,251	$70,336

Cost of revenues (GAAP)	$86,535	$37,267	$36,765
(less) Stock-based compensation	(525)	(500)	(442)
(less) Amortization of acquired intangible assets	(4,396)	(2,219)	(1,966)
(less) Impairment of certain intangible assets	(6,506)	—	—
(less) Impairment of certain long-lived and right-of-use assets	—	(1,434)	—
(less) Restructuring charges	(5)	(75)	(450)
Cost of revenues (Non-GAAP)	$75,103	$33,039	$33,907

Gross profit (GAAP)	$49,349	$31,984	$33,571
Gross margin percentage (GAAP)	36.3%	46.2%	47.7%

Gross profit (Non-GAAP)*	$60,781	$36,212	$36,429
Gross margin percentage (Non-GAAP)	44.7%	52.3%	51.8%
* Non-GAAP gross profit excludes stock-based compensation, amortization of acquired intangible assets, impairment of certain intangible assets, impairment of long-lived and right-of-use assets and restructuring charges.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Q3 FY 21	Q4 FY 21	Q1 FY 22	Q2 FY 22	Q3 FY 22
Revenues	$135,884	$146,414	$78,456	$69,251	$70,336

Sales and marketing expenses	29,401	27,030	21,936	21,459	19,939
(less) Stock-based compensation	(1,411)	(1,165)	(891)	(812)	(777)
(less) Amortization of acquired intangible assets	(837)	(637)	(354)	(354)	(354)
(less) Restructuring charges	(903)	(328)	3	(131)	(762)
Non-GAAP Sales and marketing expenses	$26,250	$24,900	$20,694	$20,162	$18,046
Non-GAAP Sales and marketing percentage	19%	17%	26%	29%	26%

Research and development	11,074	10,400	9,756	7,072	4,899
(less) Stock-based compensation	(1,076)	(851)	(967)	(674)	(411)
(less) Restructuring charges	(463)	(106)	3	(170)	(246)
Non-GAAP Research and development expenses	$9,535	$9,443	$8,792	$6,228	$4,242
Non-GAAP Research and development percentage	7%	6%	11%	9%	6%

General and administrative expenses	12,244	16,690	22,708	42,869	16,401
(less) Stock-based compensation	(1,678)	(3,166)	(3,352)	(15,141)	(3,350)
(less) Restructuring charges	(463)	(83)	(45)	(2,240)	(1,411)
(less) Acquisition related costs	(380)	(381)	—	—	—
(less) Impairment of long-lived and right-of-use assets	—	—	(6,119)	(3,895)	—
(less) Shareholder activism response costs	—	(925)	(1,450)	(3,654)	(51)
(less) Litigation settlements	—	—	—	(4,750)	(5,000)
Non-GAAP General and administrative expenses	$9,723	$12,135	$11,742	$13,189	$6,589
Non-GAAP General and administrative percentage	7%	8%	15%	19%	9%

Non-GAAP Operating expenses*	$45,508	$46,478	$41,228	$39,579	$28,877
Non-GAAP Operating expense percentage	33%	32%	53%	57%	41%
* Non-GAAP operating expenses excludes stock-based compensation, amortization of acquired intangible assets, restructuring charges, acquisition related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs and litigation settlements.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT (FORECASTED)
(Unaudited, in thousands)

	Q4 FY 22 (Forecast)		FY22 (Forecast)
	Low	High	Low	High
Revenues	$76,000	$91,000	$295,000	$310,000

Cost of revenues (GAAP)	$35,400	$37,500	$158,200	$160,300
(less) Stock-based compensation	(400)	(500)	(1,700)	(1,800)
(less) Amortization of acquired intangible assets	(1,000)	(1,000)	(8,500)	(8,500)
Cost of revenues (Non-GAAP)	$34,000	$36,000	$148,000	$150,000

Gross profit (GAAP)	$40,600	$53,500	$136,800	$149,700

Gross profit (Non-GAAP)	$42,000	$55,000	$147,000	$160,000

Contacts

Investor Relations: IR@quotient.com